     As filed with the Securities and Exchange Commission on April 1, 1999
                                                     Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            VARIAN ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                             ---------------------
                Delaware                              94-2359345
     (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

                                3050 Hansen Way
                              Palo Alto, CA 94304

                    (Address of Principal Executive Offices)
                             ---------------------
                          Varian Medical Systems, Inc.
                               Omnibus Stock Plan
                            (Full Title of the Plan)
                             ---------------------
                                Joseph B. Phair
                                   Secretary
                            Varian Associates, Inc.
                                3050 Hansen Way
                              Palo Alto, CA 94304
                    (Name and Address of Agent For Service)

                                 (650) 493-4000
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              Leslie P. Jay, Esq.
                           Geoffrey P. Leonard, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                     San Francisco, California  94111-3143
                                 (415) 392-1122


                                    CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                        Amount            Proposed            Proposed            Amount of
                                        To Be          Maximum Offering    Maximum Aggregate     Registration
Title of Securities to be Registered  Registered       Price Per Share(1)   Offering Price (1)      Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, (2)
     par value $1.00 per share..  12,000,000 shares         $17.625          $211,500,000        $58,797.00
=============================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $17.625 per share, the average of the high and low price of the Common Stock (ex-distribution, when issued) on the New York Stock Exchange on March 25, 1999.
(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
===============================================================================

                                     PART I

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information *


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

Item 3.  Incorporation of Certain Documents by Reference


         The following documents filed by Varian Associates, Inc. ("Registrant") with the Securities and Exchange Commission ("Commission") are incorporated by reference to this Registration Statement:


         (a) The Registrant's Annual Report on Form 10-K (File No. 1-7598) for the fiscal year ended October 2, 1998.

         (b) The Registrant's Quarterly Report on Form 10-Q (File No. 1-7598) for the quarter ended January 1, 1999.

         (c) The description of the Registrant's common stock and preferred stock purchase rights contained in registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act") on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.


         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers


         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws. The Registrant also maintains insurance policies that insure its officers and directors against certain liabilities.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         Exhibit
         Number         Name
         ------         ----

          5.1           Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1           Consent of PricewaterhouseCoopers LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1           Powers of Attorney.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 1st of April, 1999.


                                    VARIAN ASSOCIATES, INC.
                                    (Registrant)


                                    By:/s/ Joseph B. Phair
                                       ---------------------------------
                                       Joseph B. Phair
                                       Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                 Title                           Date
        ---------                                 -----                           ----
*J. Tracy O'Rourke                         Chairman of the Board              April 1, 1999
                                          Chief Executive Officer

/s/ Robert A. Lemos                           Vice President,                 April 1, 1999
-----------------------------------     Finance and Chief Financial
Robert A. Lemos                                   Officer

/s/ Wayne P. Somrak                      Vice President, Controller           April 1, 1999
-----------------------------------    (Principal Accounting Officer)
Wayne P. Somrak

*John Seely Brown                                 Director                    April 1, 1999

*Ruth M. Davis                                    Director                    April 1, 1999

*Robert W. Dutton                                 Director                    April 1, 1999

*Samuel Hellman                                   Director                    April 1, 1999

*Terry R. Lautenbach                              Director                    April 1, 1999

*Angus A. MacNaughton                             Director                    April 1, 1999


*David W. Martin, Jr.                             Director                    April 1, 1999

*John G. McDonald                                 Director                    April 1, 1999

*Wayne R. Moon                                    Director                    April 1, 1999

*David E. Mundell                                 Director                    April 1, 1999

*Burton Richter                                   Director                    April 1, 1999

*Elizabeth E. Tallett                             Director                    April 1, 1999

*Jon D. Tompkins                                  Director                    April 1, 1999

*Richard W. Vieser                                Director                    April 1, 1999

*By: /s/ Joseph B. Phair
    -----------------------
         Joseph B. Phair
         Attorney-in-fact


                                 EXHIBIT INDEX

    Exhibit                                                      Page
    Number      Name                                            Number
    ------      ----                                            ------

     5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.

    23.1        Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration
                Statement.

    24.1        Powers of Attorney.